MILLENNIUM CELL INC.
                           CHANGE-IN-CONTROL AGREEMENT


     THIS CHANGE-IN-CONTROL AGREEMENT (this "Agreement"), made and entered into as of April 10, 2003, by and between Millennium Cell Inc., a Delaware corporation (the "Company"), and Roland E. Lefebvre (the "Executive").

         WHEREAS, the Company considers it essential to its best interests to foster the continued employment of key management personnel and recognizes the distraction and disruption that the possibility of a Change in Control (as defined in Section 1(f) below) may raise to the detriment of the Company and its stockholders; and

         WHEREAS, the Company has determined to take appropriate steps to reinforce and encourage the continued attention and dedication of key management personnel to their assigned duties in the face of a possible Change in Control.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Executive hereby agree as follows:

        1. DEFINITIONS.

        (a) "Affiliate" shall mean any business entity controlling, controlled by,or under common control with the Company.

        (b) "Base Salary" shall mean the annual salary of the Executive at the time of termination of his employment.

        (c) "Beneficiary" shall mean (i) the person or persons named by the Executive, by written notice to the Company, to receive any compensation or benefit payable under this Agreement, or (ii) in the event of his death, if no such person is named and survives the Executive, his estate.

        (d) "Board" shall mean the Board of Directors of the Company.

        (e) "Cause" shall mean any one of the following items (all as reasonably determined by the Company)

              (i) a final judgment of conviction of the Executive for a felony entered by a trial court regardless of whether the Executive appeals the judgment;

             (ii) the issuance of a final award, judgment, or order by an administrative agency, arbitrator, governmental body, governmentally-owned corporation, mediator, self-regulatory organization, or trial court that the Executive is prohibited from performing any material duty as an employee of the Company or an Affiliate for more than three (3) months, regardless of whether the Executive appeals the award, judgment, or order;

              (iii) an intentional violation of any federal, state, or local law or regulation that adversely affects the Company or an Affiliate; provided, however, that this provision does not apply to a violation subject only to a monetary fine or penalty of Three Thousand ($3,000) Dollars or less;

             (iv) a material breach by the Executive of one or more provisions of this Agreement;

             (v) the failure of the Executive, other than by reason of his disability or legal incompetency, to perform competently on a regular basis any material duty as an employee of the Company or an Affiliate;

             (vi) the failure of the Executive, other than by reason of his disability or legal incompetency, to carry out the business directions of the Company or any officer of the Company who customarily gives business directions to the Executive, and the failure continues for more than thirty
(30) days after the Company or officer gives written notice to the Executive specifying the nature of the failure and requesting the Executive to cure it;

             (vii) (i) any act or failure to act that the Executive intends to cause or to threaten to cause a material loss to the business of the Company or an Affiliate; (ii) any act or failure to act that constitutes gross negligence and causes or threatens to cause a material loss to the business of the Company or an Affiliate; or (iii) multiple acts or failures to act that constitute negligence and cause or threaten to cause a material loss to the business of the Company or an Affiliate;

            (viii) appropriation of the business opportunities of the Company or an Affiliate for the personal benefit of the Executive or any person or entity in which Executive has an interest;

             (ix) intentional interference with the business of the Company or an Affiliate that is a violation of any law or provision of this Agreement, and that causes or threatens to cause a material loss to the business of the Company or an Affiliate;

             (x) falsification of any information given to any director or officer of the Company or an Affiliate; or

             (xi) any act by Executive directed against the Company or an Affiliate of bribery, embezzlement, fraud, misappropriation of assets, or the receipt of kickbacks.

        (f) "Change in Control" shall mean the occurrence of any of the following: (i) The Board votes to approve:

             any consolidation or merger of the Company pursuant to which less than 50 percent of the outstanding voting securities of the surviving or resulting company is owned by the individuals or entities which were stockholders of the Company prior to the consolidation or merger;

             any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all (as determined by a value of at least 50% of the fair market value of all of the assets of the Company), of the assets of the Company other than any sale, lease, exchange or other transfer to any company when the Company owns, directly or indirectly, 100 percent of the outstanding voting securities of such company after any such transfer;

             (ii) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as from time to time amended (the "Exchange Act")), other than one or more current stockholders, any acquisition entity that is majority-owned by any current stockholder(s), the Company, a subsidiary or one or more employee benefit plans established by the Company for the benefit of employees of the Company or any subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), whether directly, indirectly, beneficially or of record, of 35 percent or more of the outstanding common stock of the Company;

             (iii) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeror acquires more than 50 percent of the outstanding voting securities of the Company; or

              (iv) a change in composition of the Board occurring within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors ("Incumbent Directors" shall mean directors who either (x) are members of the Board as of the date of this Agreement or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest, including but not limited to a consent solicitation, relating to the election of directors to the Board).

          (g) "Disability" shall mean the illness or other mental or physical disability of the Executive, as determined by a physician acceptable to the Company and the Executive, resulting in his inability to perform substantially all the duties of his position for a period of six or more consecutive months or an aggregate of six months in any 12-month period.

         (h) "Good Reason" shall mean, without the Executive's prior written consent or that is not cured by the Company within thirty (30) days after its receipt of written notice of the Executive's objection to the occurrence:

             (i) assignment to the Executive to any position, duties or responsibilities that are significantly diminished when compared with the position, duties or responsibilities of Executive on the date of this Agreement;

            (ii) reduction in his then current Base Salary, except pursuant to an across-the-board reduction similarly affecting all senior executives of the Company;

            (iii) termination of the Executive's employment, for any reason other than Cause, death, Disability or voluntary termination, within two years following a Change in Control; or

             (iv) the Company's failure to pay the Executive any material amounts otherwise vested and due him hereunder or under any plan, program or policy of the Company.

        2. TERM OF AGREEMENT.

        This Agreement shall be effective immediately upon its execution by the Company and the Executive (the "Effective Date") and shall remain in effect until the earliest to occur of (a) termination of the Executive's employment with the Company prior to a Change in Control; (b) termination of the Executive's employment with the Company following a Change in Control
(i) by reason of death or  Disability,  (ii) by the  Company  for Cause or
(iii) by the Executive other than for Good Reason; (c) two years after the date of a Change in Control; and (d) two years after the Effective Date.


        3. ENTITLEMENT UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL.

        In the event of termination of the Executive's employment within two years following a Change in Control (a) by the Company without Cause or (b) by the Executive for Good Reason, he shall be entitled to the following:

        (a) General Entitlement:

           (i) his Base Salary through the date of termination;

           (ii) payment in lieu of any unused vacation, in accordance with the Company's vacation policy and applicable laws;

           (iii) any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs; and

           (iv) reimbursement of any business expenses incurred by the Executive through the date of termination but not yet paid to him.

        (b)  Change-in-Control Entitlement:

           (i) 2 times the sum of (A) his Base Salary, at the rate in effect immediately before such termination, and (B) 2 times the average of his annual bonuses paid in the three calendar years prior to the year in which termination occurs, such amount to be paid promptly to the Executive in a cash lump sum; and

           (ii) continuing coverage under the life, disability, accident and health insurance programs covering senior executives of the Company generally, as from time to time in effect, for the one-year period from such termination.

        (c) Determination of Amount of Payment. The Company, at its sole expense, shall cause its independent certified public accountants (the "Accountants") to promptly review all payments, distributions, and benefits that have been made to or provided to, and are to be made to or provided to, Executive under this Agreement and any other agreement and plan, to determine the applicability of Code Section 4999. If the Accountants determine that any such payments, distributions, or benefits are subject to excise tax under Code
Section 4999, such payments, distributions, or benefits (the "Original Payment(s)") shall be increased by an amount (the "Gross-up Amount") such that, after the Company withholds all federal, state, and local taxes due, including without limitation all excise, employment, and income taxes imposed on the Gross-up Amount, Executive shall retain a net amount equal to the Original Payment(s) less employment and income taxes, if any, imposed on the Original Payment(s). To facilitate the calculation of the applicable excise tax, Executive shall provide the Accountants with copies of Executive's Forms W-2 for the tax years the Accountants determine appropriate for their use in determining the application of Code Section 4999 and calculating any amounts payable under this Section 3(c). The Accountants shall perform the calculations in conformance with the provisions of this Section 3(c), and shall provide Executive with a copy of their calculations. The Company shall be solely responsible for, and shall pay, all excise tax on the Original Payment(s) and Gross-up Amount, and all federal, state and local employment and income taxes, interest, additions to tax, and penalties imposed on the Gross-up Amount. If no determination by the Accountants is made prior to the time Executive must file a tax return reporting any portion of the Original Payment(s), Executive shall receive a Gross-up Amount calculated on the basis of the Original Payment(s) Executive reports on his tax return. In this case, the Company shall pay the Gross-up Amount within thirty (30) days prior to the filing of the tax return. If any tax authority finally determines that a greater excise tax is to be imposed on the Original Payment(s) than is determined by the Accountants or reported on Executive's tax returns, Executive shall receive the full Gross-up Amount calculated on the additional amount of excise tax, interest, additions to tax, and penalties determined to be payable by such tax authority. The Company shall pay the additional Gross-up Amount within thirty (30) days of this determination. If any tax authority finally determines that the excise tax is less than the amount taken into account hereunder in calculating the Gross-up Amount, Executive shall repay to the Company, within thirty (30) days of this determination, the portion of the Gross-up Amount attributable to the reduction in excise tax, plus that portion of the Gross-up Amount attributable to the excise tax and federal, state, and local employment and income taxes imposed on the Gross-up Amount being repaid.

         4.   NO MITIGATION

        The Company agrees that if the Executive's employment with the Company terminates, he shall not be obligated to seek other employment or to attempt to reduce any amount payable to him under this Agreement. Further, no amount of any payment hereunder shall be reduced by any compensation earned by the Executive as the result of employment by a subsequent employer or otherwise.

         5.   NOTICES.

         Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, electronic transmission (with a copy following by hand or by overnight courier), by registered or certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

                           To the Company:
                           Millennium Cell Inc.
                           One Industrial Way West
                           Eatontown, New Jersey  07724
                           Fax: (732) 542-4010

                           To the Executive:
                           Roland E. Lefebvre
                           39 Steele Lane
                           Boxborough, MA  01719

        6. GENERAL PROVISIONS.

        (a) Amendments. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by the Executive and by a duly authorized officer of the Company.

        (b) Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

        (c) Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        (d) Governing Law/Venue. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New Jersey, without reference to rules relating to conflicts of law. The state and federal courts in the State of New Jersey shall have exclusive jurisdiction over any claims arising under this Agreement.

        (e) Entire Agreement. This Agreement contains the sole and entire agreement between the parties relating to the subject matter hereof.

        (f)  Survival.   Notwithstanding  the  termination  of  the  term  of
this Agreement, the duties and obligations of the Company, if any, following the termination of the Executive's employment following a Change in Control shall survive indefinitely.

        (g) Withholding. The Company may deduct and withhold from any payments hereunder the amount that the Company, in its reasonable judgment, is required to deduct and withhold for any income, employment or excise taxes, whether federal, state or local.

        (h) No Other Compensation: Employee at Will. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive is and shall remain an "employee at will" and shall not have any right to be retained in the employ of the Company.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             MILLENNIUM CELL INC.

                             By:  /s/ Stephen S. Tang
                             ------------------------
                             Name: Stephen S. Tang, Ph.D.
                             Title: President, Chief Executive Officer &
                             Acting Chief Financial Officer


                             EXECUTIVE


                             /s/ Roland E. Lefebvre
                             ----------------------
                             Roland E. Lefebvre